RVS'D 3/11/94

                        THE PROMUS COMPANIES INCORPORATED
                                  SUBSIDIARIES

                                         Jurisdiction   Percentage
                                              of            of        Date of
               Name                      Incorporation  Ownership  Incorporation
               ----                      -------------  ---------  -------------

Aster Insurance Ltd.                         Bermuda        100%      02/06/90
Embassy Suites, Inc.                         Delaware       100%      08/08/83
   Buckleigh, Inc.                           Delaware       100%      08/24/87
   EJP Corporation                           Delaware       100%      10/31/91
      Suite Life, Inc.                       Delaware       100%      07/11/86
   Embassy Memphis Corporation               Tennessee      100%      12/03/92
   Embassy Pacific Equity Corporation        Delaware       100%      01/24/89
   Embassy Suites Canada, Inc.               Canada         100%      07/20/88
   Embassy Suites Club No. 1, Inc.           Kansas         100%      01/19/84
   Embassy Suites Club No. Two, Inc.         Texas           49%      03/13/84
   Embassy Suites De Mexico, S.A., De C.V.   Mexico          96%      08/01/90
   Embassy Suites (Isla Verde), Inc.         Delaware       100%      12/21/93
   Embassy Suites (Puerto Rico), Inc.        Delaware       100%      05/25/89
   Embassy Vacation Resorts, Inc.            Delaware       100%      03/03/94
   EPAM Corporation                          Delaware       100%      01/24/89
   ESI-Air, Inc.                             Tennessee      100%      03/11/63
   ESI Development, Inc.                     Tennessee      100%      12/06/84
   ESI Mortgage Development Corporation      Delaware       100%      04/10/89
   ESI Mortgage Development Corporation II   Delaware       100%      03/24/92
   ESI Equity Development Corporation        Delaware       100%      07/16/85
      Embassy Development Corporation        Delaware       100%      08/24/87
      Homewood Suites Equity Development
         Corporation                         Delaware       100%      02/18/88
      Embassy Equity Development Corporation Delaware       100%      08/24/87
         Embassy Syracuse Development
            Corporation                      Delaware       100%      03/06/91
         Southfield Hotel Management, Inc.   Florida        100%      09/10/91
   GOL (Heathrow), Inc.                      Tennessee      100%      10/27/87
   Hampton Inns, Inc.                        Delaware       100%      03/23/84
      GOL Texas, Inc.                        Texas           49%      02/28/89
   Harrah's                                  Nevada         100%      01/21/80
      Casino Holding Company                 Delaware       100%      07/28/89
         Harrah's Atlantic City, Inc.        New Jersey     100%      02/13/79
         Harrah's New Jersey, Inc.           New Jersey     100%      09/13/78
      Harrah's-Holiday Inns of New Jersey,
         Inc.                                New Jersey     100%      09/19/79
      Harrah's Laughlin, Inc.                Nevada         100%      07/10/87
      Harrah's Management Company            Nevada         100%      04/07/83
      Harrah's Pty. Limited                  Australia      100%      04/21/75
      Harrah's Reno Holding Company, Inc.    Nevada         100%      02/23/88

      Harrah's Club                          Nevada         100%      06/07/71
         Advertising, Insurance and Resale
            Corporation                      Nevada         100%      06/21/73
         Harrah South Shore Corporation      California     100%      10/02/59
         Harrah's of Jamaica, Ltd.           Jamaica        100%      07/12/85
         Harrah's Alabama Corporation        Nevada         100%      09/09/93
         Harrah's Arizona Corporation        Nevada         100%      01/26/93
         Harrah's Biloxi Bay, Inc.           Nevada         100%      01/07/93
         Harrah's California Corporation     Nevada         100%      02/02/94
         Harrah's Colorado Investment
            Corporation                      Nevada         100%      06/23/93
         Harrah's Colorado Management
            Company                          Nevada         100%      06/23/93
         Harrah's Colorado Standby
           Corporation                       Nevada         100%      11/10/93
         Harrah's Connecticut Corporation    Nevada         100%      01/25/94
         Harrah's Illinois Corporation       Nevada         100%      12/18/91
         Harrah's Indiana Investment
            Corporation                      Nevada         100%      09/09/93
         Harrah's Indiana Management
            Corporation                      Nevada         100%      09/09/93
         Harrah's Kenner Corporation         Louisiana      100%      01/27/93
         Harrah's Las Vegas, Inc.            Nevada         100%      03/21/68
         Harrah's Maine Corporation          Nevada         100%      11/12/93
         Harrah's Maryland Heights
            Corporation                      Nevada         100%      07/30/93
         Harrah's Michigan Corporation       Nevada         100%      06/15/93
         Harrah's Minnesota Corporation      Nevada         100%      10/20/92
         Harrah's Mississippi Corporation    Nevada         100%      07/13/92
         Harrah's New Orleans Investment
            Company                          Nevada         100%      05/21/93
         Harrah's New Orleans Management
            Company                          Nevada         100%      05/21/93
         Harrah's New Zealand, Inc.          Nevada         100%      02/28/92
         Harrah's-North Kansas City
            Corporation                      Nevada         100%      02/23/93
         Harrah's Shreveport Investment
            Company, Inc.                    Nevada         100%      04/23/92
         Harrah's Shreveport Management
            Company, Inc.                    Nevada         100%      04/23/92
         Harrah's Tunica Casino Corporation  Nevada         100%      08/10/92
         Harrah's Vicksburg Casino
            Corporation                      Nevada         100%      07/13/92
         Harrah's Washington Corporation     Nevada         100%      02/03/94
         Harrah's Windsor, Inc.              Canada         100%      06/23/93
         Sodak Gaming, Inc.                  South Dakota  13.8%
         Ziwa Missouri Corporation           Nevada         100%      10/11/93
      Pacific Hotels, Inc.                   Tennessee      100%      11/03/88
         ATM Hotels Pty Limited              Australia*     100%      05/25/90
      Tennessee Restaurant Company           Delaware      33.2%      10/31/85
         Perkins Restaurants, Inc.           Minnesota      100%      02/19/66

* 50% Pacific Hotels, Inc.,  50% Embassy Suites, Inc.